TERM  LOAN AND LINE OF CREDIT LOAN AGREEMENT

THIS TERM LOAN AND LINE OF CREDIT LOAN AGREEMENT
(this "Agreement"), is made as of the 1st day of July, 2008, by and among SUSQUEHANNA BANK DV, a New Jersey chartered bank (the "Bank"), as lender and by DYNASIL
CORPORATION OF AMERICA, a Delaware corporation with a principal office at 385 Cooper Road West Berlin, NJ 08091
("the "Borrower") and EVAPORATED METAL FILMS CORP., a New
York corporation, OPTOMETRICS CORPORATION, a Delaware corporation, RMD INSTRUMENTS CORP., a Delaware corporation, and RMD ACQUISITION SUB, INC., a Delaware corporation, as guarantors (collectively herein the "Guarantor") (the "Borrower" and the "Guarantor" collectively referred to as the "Obligors").

                    BACKGROUND

The Bank and the Obligors desire to set forth the terms and conditions under which the Bank will make available and/or extend to the Borrower certain credit facilities to be used for the purposes specified in this Agreement and upon the following conditions.
Accordingly, the Bank and the Obligors, each intending to be legally bound hereby, agree as follows:
                        ARTICLE I

                       DEFINITIONS
1.1            Affiliate
.. "Affiliate" shall mean any Subsidiary of the Borrower and any Person or entity that, now or hereafter, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common ownership or control with the Borrower. For purposes of this definition, the terms "control,"
"controls" and "controlled" shall refer to the power to determine the management or policies of a Person, whether resulting from an official position or capacity with such Person, direct or indirect beneficial ownership of at least twenty percent (20%) of the voting securities or other equity interests of such Person, or otherwise.

1.2            Agreement
.. "Agreement" shall mean this Term Loan and Line of Credit Loan Agreement, together with all exhibits, amendments, modifications and supplements hereto as may be in effect from time to time.

1.3            Bank
.. "Bank" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

1.4            Borrower
.. "Borrower" shall have the meaning specified in the initial paragraph of this Agreement, together with its successors and assigns.

1.5            Business Day
.. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in New Jersey, are authorized or required to close under the laws of the State of New Jersey.

1.6            Closing
.. "Closing" shall mean the execution and delivery to the Bank of all of the documents and instruments required by the terms of this Agreement and the other Loan Documents and the closing of the transactions contemplated by this Agreement and the other
Loan Documents.

1.7            Closing Date
.. "Closing Date" shall mean the date on which the Closing takes place.

1.8            Collateral.
  "Collateral" shall mean, collectively, the
Mortgaged Property and any real, personal or mixed property interests of Borrower or any other Obligor subject to an Encumbrance in favor of Bank as Security for the Term Loan.

1.9            Commitment
..  "Commitment" shall mean that certain
Commitment Letter entered into by and between/among the Bank and the Borrowers and/or Guarantors dated May 21,
2008 concerning this Term Mortgage Loan, which will survive the Closing.

1.10           Covenant Compliance Certificate.
  "Covenant Compliance Certificate" shall mean that certain form of covenant compliance certificate set forth herein as Exhibit "A".

1.11           Default
.. "Default" shall mean the occurrence of any fact, condition or event which with the giving of notice or lapse of time or both, would be an Event of Default under this Agreement.

1.12           Default Rate
.. "Default Rate" shall mean the interest rate changed above and beyond the Note interest rates upon an Event of Default and as further defined in Article II of this Agreement.

1.13           Encumbrances
.. "Encumbrances" shall mean, as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender to, or other secured party of the Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset of the Person.

1.14           Environmental Laws
..  "Environmental Laws" shall mean the Federal
Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et. seq., the Federal Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et. seq., the Hazardous Materials Transportation Act, 49
U.S.C. Sections 1801, et. seq., all other federal, state and local environmental or health laws applicable to any Obligor or its business, operations or assets now or hereafter enacted, and all rules, regulations, orders and publications adopted or promulgated pursuant thereto from time to time.

1.15           ERISA.  "ERISA" shall mean the federal
Employee Retirement Income Security Act of 1974, as amended.

1.16           Event of Default
.. "Event of Default" shall have the meaning set forth in Article VIII of this Agreement.

1.17           Financial Statements
.. "Financial Statements" shall mean the consolidated and consolidating balance sheet, statements of income and retained earnings and statements of cash flow of the Borrower and its Subsidiaries and Affiliates and all other Financial Statements of Borrower and its Subsidiaries and Affiliates submitted and to be submitted to the Bank hereunder, and in form acceptable to Bank.

1.18           GAAP
.. "GAAP" shall mean generally accepted accounting principles, as in effect at the time of application to the provisions hereof, and consistently applied.

1.19      Guarantors
.. "Guarantors" shall mean the Guarantor(s) jointly and severally specified in the initial paragraph of this Agreement, together with their/its successors and assigns.

1.20      Guaranty
.. "Guaranty" shall mean any guaranty or agreement to be a surety or other contingent liability
(other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect, with respect to any obligation of another Person.

1.21           Guaranty Agreements
.. "Guaranty Agreements" shall mean Guaranties, dated the same date of this Agreement, in form and substance satisfactory to the Bank, by Guarantor(s) as required by Article V of this Agreement, together with all amendments, modifications, exhibits and schedules thereto as may be in effect from time to time.

1.22           Hazardous Materials
.. "Hazardous Materials" shall mean any substance, material or waste which is regulated under any Environmental Law, including any material, substance or waste defined, without limitation, as a "hazardous waste", "hazardous material", "hazardous substance",
"contaminant", "toxic waste" or other similar terms.

1.23           Historical Financial Statements
.. "Historical Financial Statements" shall have the meaning set forth in Article IV of this Agreement.

1.24           Indebtedness
.. "Indebtedness" shall mean any obligation for borrowed money, including, without limitation:
(a)                 any obligation owed for all or any
part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business;
(b)                 any capital lease obligation; and
(c)                 any reimbursement obligations and
other obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management devise, or any forward sale or purchase agreement for foreign currencies.

1.25           Judgment
.. "Judgment" shall have the meaning set forth in Article VIII of this Agreement.

1.26           Late Charge
.. "Late Charge" shall mean the charge assessed by the Bank for failure to timely make payments when due and as further defined in Article II of this Agreement.

1.27           Liabilities.
  "Liabilities" shall mean all liabilities which, in accordance with GAAP should be classified as liabilities of the Obligor.

1.28           Line of Credit Loan
.. "Line of Credit Loan" or "Line of Credit" shall mean the term loan as evidenced by this Agreement, the Line of Credit Loan Note and other related loan documents executed in connection with this Agreement and any and all replacements, amendments, extensions and renewals thereof and as further defined in Article II of this Agreement.

1.29           Loan Documents
.. "Loan Documents" shall mean including without limitation, this Agreement, the Notes, the Security Agreement, the Mortgages, the Guaranty
Agreement, the Guarantor Security Agreement, and all other agreements, amendments, certificates, financing statements, schedules, reports, notices, and exhibits now or hereafter executed or delivered in connection with any of the foregoing, as may be in effect from time to time and as required pursuant to Article V of this Agreement.

1.30           Maturity Date
.. "Maturity Date" shall have the meaning set forth in Article II of this Agreement.

1.31           Mortgage
.. "Mortgage" shall mean a mortgage, assignment of rents and leases and security agreement, given by one or more of the Obligors as mortgagor in favor of the Bank, as mortgagee, in form and substance satisfactory to the Bank, pursuant to which the Obligor shall grant to the Bank mortgage liens on the real property set forth therein, as required pursuant to Article V hereof, together with all amendments, modifications, supplements, exhibits and schedules thereto as may be in effect from time to time.

1.32           Note
.. "Note" shall collectively refer to that certain Term Mortgage Loan Note and the Line of Credit
Note dated on or about the date hereof given by the Borrower in favor of the Bank and shall have the meaning set forth in Article II of this Agreement, and shall include all replacements, supplements, modifications, amendments extensions, and renewals thereof.

1.33           Obligations
.. "Obligations" shall mean the following obligations of each Obligor:
(a)                 to pay the principal, interest,
commitment fees and any other liabilities of such Obligor to the Bank under this Agreement and the other Loan
Documents in accordance with the terms thereof;
(b)                 to satisfy all of the other direct or
indirect liabilities of such Obligor to the Bank, whether hereunder or otherwise, whether now existing or hereafter incurred, whether or not evidenced by any note or other instrument, matured or unmatured, direct, absolute or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor, including without limitation, any liabilities of any Obligor to the Bank;
(c)                 to repay the Bank all amounts
advanced by the Bank hereunder or otherwise on behalf of any Obligor, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagors or lienors, or for taxes, levies, insurance, rent, wages, repairs to or maintenance or storage of any collateral;
(d)                 to reimburse the Bank, on demand, for
all of the Bank's expenses and costs, including the reasonable fees and expenses of its counsel, in connection with the negotiation, preparation, administration, amendment, modification, or enforcement of this Agreement and the Loan Documents; and
(e)                 as further defined and set forth in
Article III entitled "Security".

1.34           Obligors
.. "Obligors" shall have the meaning specified in the initial and opening paragraph of this Agreement, together with their successors and assigns.

1.35      Permitted Indebtedness
..  "Permitted Indebtedness" shall mean:
(a)                 the Term Loan and the Line of Credit
Loan and any subsequent Indebtedness owed to the Bank;
(b)                 existing Indebtedness disclosed on
the attached Schedule entitled "Permitted Indebtedness";
and
(c)                 indebtedness which is subject to the
prior written approval of the Bank.

1.36           Person
.. "Person" shall mean any individual, or artificial entity including, without limitation, any corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

1.37           Plan
.. "Plan" shall have the meaning given to such term in Article IV of this Agreement.

1.38           Related Parties
.. "Related Parties" shall mean with respect to any Person, such Person's Affiliates and their respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

1.39           Security Agreement.
  "Security Agreement"  shall mean that certain
Security Agreement given by the Borrower and/or Guarantor as grantor in favor of the Bank as secured party in connection with the Term Loan and the Line of Credit granting security interest in certain Obligors' assets to the Bank in form and substance to the Bank together with all amendments, modifications, renewals, extensions, exhibits and schedules thereto as may be in effect from time to time.

1.40           Subsidiary
..  "Subsidiary" shall mean, as to any
designated Person (i), any corporation, the outstanding shares of which having sufficient voting power (not depending on the happening of a contingency) to elect at least a majority of the members of its board of directors as are up for election at any particular time, are at the time directly or indirectly owned, by the designated corporation, or (ii) any partnership of which more than 50% of the outstanding partnership interests having the power to act as a general partner of such partnership
(irrespective of whether at the time of any partnership interests other than general partnership interest of such partnership shall or might have voting power upon the occurrence of any contingency) are at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, by one or more other Subsidiaries of such Person.

1.41           Taxes
..  "Taxes" shall have the meaning set forth in
Article II of this Agreement.

1.42           Term Loan
.. "Term Loan" shall mean the term loan as evidenced by this Agreement, the Term Loan Note and other related loan documents executed in connection with the Term Loan Agreement and any and all replacements, amendments, extensions and renewals thereof and as further defined in Article II of this Agreement.

1.43           Uniform Commercial Code
..  "Uniform Commercial Code" shall mean the
Uniform Commercial Code of each state in which each Obligor is located, as in effect on the date of this Agreement.
                       ARTICLE II

                  CREDIT ACCOMMODATIONS

2.1            Term Loan
..  Subject to the terms of this Agreement, the
Bank shall make available and/or extend to the Borrower
commencing on the date that the Bank and Obligors execute
and deliver to the Bank all of the documents and
instruments required by the terms of this Agreement and
the closing of transactions contemplated by this
Agreement on the date hereof (the "Closing Date") a term
loan (the "Term Loan") in the amount of Nine Million
Dollars ($9,000,000) for the purpose of acquisition of
the stock and/or assets of Radiation Monitoring Devices,
Inc. and RMD Instruments, LLC and general working
capital, subject to the terms and conditions and in
reliance upon the representations and warranties of the
Obligors set forth in this Agreement.
(a)                 Term Loan Note
..  The Obligations of the Borrower to
repay the aggregate outstanding principal under the Term
Loan and to pay accrued interest thereon together with
all renewals, extensions, amendments and restatements
thereof shall be evidenced by that certain Term Loan
Note, in form and substance satisfactory to the Bank, to
be executed and delivered to the Bank concurrently with
the execution and delivery of this Agreement (the "Term
Loan Note").
(b)                 Fees
..   On or before the Closing Date, the
Borrower will pay to the Bank a non-refundable loan fee
(the "Term Loan Fee") in the amount of $35,000.00,
irrespective of the total amount advanced hereunder.
2.2            Line of Credit Loan
..  Subject to the terms of this Agreement, the
Bank shall make available and/or extend to the Borrower,
commencing on the date that the Bank and Obligors execute
and deliver to Bank all of the documents and instruments
required by the terms of this Agreement and the closing
of transactions contemplated by this Agreement on the
Closing Date, a revolving Line of Credit Facility (the
"Line of Credit") in the maximum aggregate principal
amount of One Million and No/100 Dollars ($1,000,000.00)
(the "Line of Credit Commitment"), upon the terms and
conditions and in reliance upon the representations and
warranties of the Obligors as set forth in this
Agreement.
Line of Credit Note.  The Obligations of the Borrower to
repay the aggregate outstanding principal under the Line
of Credit and to pay accrued interest thereon together
with all renewals, extensions, amendments, modifications,
and restatements shall be evidenced by that certain Line
of Credit Note, in form and substance satisfactory to the
Bank, to be executed and delivered to the Bank
concurrently with the execution and delivery of this
Agreement (the "Line of Credit Note").
Advances Under the Line of Credit.
At any time and from time to time during
the period commencing on the Closing Date and ending on
the Line of Credit Maturity Date, upon the request of the
Borrower, the Bank shall provide to the Borrower a loan
or loans (each an "Advance"), which shall be used by the
Borrower for working capital.  The Borrower may use the
Line of Credit during the period referred to in the
preceding sentence by borrowing, repaying and reborrowing
in accordance with the terms of this Agreement; provided,
however, that the aggregate outstanding principal under
the Line of Credit at any time shall not exceed the Line
of Credit Commitment.
Requirements For Advances.  The obligation
of the Bank to make any Advance under the Note is
conditioned upon the following:
                      i. The
                      representations and warranties made
                      in this Agreement and in all of the
                      other Loan Documents are true and
                      correct as of the date of each such
                      Advance;
                      ii.      No Event Of
                      Default (as hereinafter defined)
                      and no event with the giving of
                      notice or passage of time or both,
                      if applicable, would become an
                      Event Of Default has occurred and
                      is continuing; and
                      iii.    All of the
                      Loan Documents remain in full force
                      and effect.
Requests for Borrowing.  The Borrower shall give the Bank
prior written notice, by submitting a fully completed and
executed Line of Credit Loan Request in the form
acceptable to Bank (the "Line of Credit Loan Request")
not later than 10:00 a.m. at least one (1) Business
Day(s) before each Advance, of its intention to borrow,
specifying (A) the date of such borrowing and (B) the
amount of such borrowing.  Notices received after 10:00
a.m. shall be deemed received on the next Business Day;
or if Bank permits in its sole discretion and absolute
discretion, an oral request of the Borrower to the Bank
of the amount and date of each proposed Advance; provided
such oral request is confirmed promptly after the oral
request to the Bank by written confirmation in the form
of Line of Credit Loan Request.  Notwithstanding the
foregoing, the Bank's records of any Advances made
pursuant to this Agreement shall in the absence of
manifest error; be deemed correct and acceptable and
binding upon the Obligors.  The outstanding principal
balance of the Line of Credit Commitment under this
Agreement and Note shall not exceed  at anytime the Line
of Credit Commitment.
Line of Credit Maturity Date.  The Line of Credit shall
mature on January 31, 2010 ("Line of Credit Maturity
Date") whereupon all Obligations under the Line of Credit
shall be immediately due and payable in full.
Payment Upon Maturity.  Upon the Line of Credit Maturity
Date, the Bank's commitment to make Advances shall
terminate, all Advances shall immediately mature and all
Obligations under the Advances shall be immediately due
and payable in full.
Fees.   On or before the Closing Date, the Borrower will
pay to the Bank a non-refundable loan fee (the "Line of Credit Loan Fee") in the amount of $10,000.00, irrespective of the total amount advanced hereunder.
1.1            Default Rate of Interest: Late Charges.
Upon an Event of Default and during the continuance thereof, interest shall accrue on the Obligations at an annual rate at all times equal to the interest rate in effect in the Term Loan Note and/or the Line of Credit
Note, as applicable plus two percent (2.0%) but not more than the maximum rate allowed by law (the "Default Rate") and shall continue to accrue until such time the Obligations are paid in full. The Default Rate shall continue to apply until the Event of Default is remedied whether or not judgment shall be entered on this Note.
     If any payment (including without limitation any regularly scheduled payment or any payment following demand) is not paid within ten (10) days after it is due, the Borrower will pay a late charge (the "Late Charge") as specified below, regardless of whether the payment due consists of principal and interest, principal only or interest only: the greater of (a) 5.0% of the unpaid portion of the payment due, or (b) $25. The Late Charge shall be in addition to any increase made to the Default
Rate applicable to the outstanding balance hereof as a result of the failure to pay following failure to make payments of Obligations when due and payable, as well as in addition to any other applicable fees, charges and costs.
1.2            Payments and Computations
.. All amounts payable by the Borrower to the Bank under this Agreement, the Note or other Loan
Documents shall be paid directly to the Bank in same day immediately available same day funds at the address of the Bank set forth in the Article X hereof or at such other address of which the Bank shall give written notice to the Borrower pursuant to Article X hereof. The Bank is hereby authorized to charge any account of the Borrower at the Bank for any payment due by the Borrower under the Agreement and the Note. All payments under the Note shall be applied first to accrued interest due and payable thereunder then to fees and expenses (including attorneys' fees incurred by the Bank) and then to the reduction of the outstanding principal balance thereof.
1.3            Requirements of Law
.. In the event that after the date hereof, any adoption of or change in any law, regulation or treaty or in the interpretation or application thereof or compliance by the Bank with any request or directive
(whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:
(a)                 subjects or shall subject the Bank to
any tax of any kind whatsoever with respect to this Agreement, the loans made hereunder, the other Loan
Documents or changes the basis of taxation of payments to the Bank of principal, commitment fees, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Bank);
(b)                 imposes, modifies or holds or shall
impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Bank, which reserve, special deposit, compulsory loan or similar requirement is not otherwise included in determination of the interest rate hereunder;
(c)                 imposes or shall impose on the Bank
any other condition;
and the result of any of the foregoing is to, directly or indirectly, increase the cost to the Bank of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable thereunder then, in any such case, the Borrower shall promptly pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for such additional cost or reduced amount receivable. If the Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall notify the Borrower in writing of the event by reason of which it has become so entitled and set forth the reason for, and calculation of, such amounts. The good faith determination as to any additional amounts payable pursuant to the foregoing sentence by the Bank shall be conclusive in the absence of manifest error.
1.4            No Claims or Defenses
.. All payments made to the Bank by the Obligor hereunder, under the Note or under any of the other Loan
Documents will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or any political subdivision or taxing authority thereof or therein (but excluding, except as provided below, any tax imposed on or measured by the gross or net income of a Bank
(including all interest, penalties or similar liabilities related thereto) pursuant to the laws of the United
States of America or any political subdivision thereof, or taxing authority of the United States of America or any political subdivision thereof, in which the principal office or applicable lending office of the Bank is located), and all interest, penalties or similar liabilities with respect thereto (collectively, together with any amounts payable pursuant to the next sentence, "Taxes"). The Obligors shall also reimburse the Bank, upon the written request, for Taxes imposed on or measured by the gross or net income of the Bank pursuant to the laws of the United States of America (or any State or political subdivision thereof), or the jurisdiction
(or any political subdivision or taxing authority thereof) in which the principal office or applicable lending office of the Bank is located as the Bank shall determine are payable by the Bank due to the amount of Taxes paid to or on behalf of the Bank pursuant to this or the preceding sentence. If any Taxes are so levied or imposed, the Obligors agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Loan
Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Obligors will furnish to the Bank upon request certified copies of tax receipts evidencing such payment by the Borrower. The
Obligors will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Bank.
1.5            Right Of Setoff
.. In addition to all liens upon and rights of setoff against each and every Obligor's money, securities or other property given to the Bank by law, the Bank shall have with respect to each and every Obligor's
Obligations to the Bank under this Agreement, Note and/or
Loan Documents and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each and every Obligor hereby grants a security interest in, lien upon and rights to setoff against and each and every Obligor hereby assigns, conveys, delivers, pledges and transfers to the Bank each and every Obligor's right, title and interest in and to, each of the Obligor's deposits, moneys, credits, securities and other property and proceeds thereof, including without limitation any proceeds or returned or unearned premium of insurance now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect
Subsidiary, or Affiliate of the Bank whether held in a general or special account or deposit, whether held jointly with someone else or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Obligors. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.
1.6            Bank's Rights
.. Obligors hereby authorize the Bank, and the Bank shall have the continuing right, at its sole option and discretion, but, in no event is required to do so or is obligated to: (a) do anything which Borrower is required but fails to do hereunder, and in particular
Bank may, if Borrower fails to do so, obtain and pay any premiums payable on any policies of insurance required to be obtained or maintained hereunder; (b) direct any insurer to make payment of any insurance proceeds including any returned or unearned premiums, directly to the Bank and apply such moneys to any Indebtedness or other amount evidenced hereby in such order or fashion as Bank may elect; and (c) add any amounts paid or incurred by the Bank for costs and expenses in accordance with the terms of this Agreement to the principal amount of the Obligations evidenced by the Note.
1.7            Continuing Liability
..  The liabilities of the Borrower under this
Article II shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the payments to the Bank is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any other Borrower or any other Obligor or person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any Borrower or any other Obligor or any substantial part of its property, or otherwise, all as though such payment had not been made.
                       ARTICLE II

                        SECURITY
2.1            Security
.. The security for repayment of the Term Loan and the Line of Credit Loan shall include without limitation the collateral, guaranties and other documents heretofore, contemporaneously or hereafter executed and delivered to the Bank ("Security Documents") which shall secure repayment of the Term Loan, the Term Loan Note, the Line of Credit Loan, the Line of Credit Loan and all other loans, advances, debts, liabilities, obligations, covenants and duties owing by the Obligors to the Bank or to any other direct or indirect Subsidiary or Affiliate of Bank of any kind or nature, present or future
(including any interest accruing after the commencement of any insolvency, reorganization or like proceeding relating to the Obligors whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other interest rate protection or similar agreement, or in any other manner, whether arising out of overdrafts on deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of the Bank's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals or increases and all other costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses (hereinafter referred to collectively as the "Obligations"). Unless expressly provided to the contrary in documentation for any other loan or loans, it is the express intent of the Bank and the Obligors that all Obligations including those included in the Term Loan be cross-collateralized and cross-defaulted, such that collateral securing any of the Obligations shall secure repayment of all Obligations and a default under any Obligation shall be a default under all Obligations.
                       ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS
In order to induce the Bank to execute and deliver
this Agreement and to make the Term Loan available to the
Borrower, each Obligor represents and warrants to the
Bank that, as of the date hereof:
3.1            Good Standing Of Obligors; Authorization
..
(a)                 The Borrower is a corporation duly
organized and existing and in good standing in the State
of Delaware and has the power to own its properties and
to carry on its business as now conducted.  The Borrower
is duly authorized to execute and deliver the Loan
Agreement and the Loan Documents; all necessary action to
authorize the execution and delivery of the Loan
Agreement and Loan Documents has been properly taken and
the Borrower is and will continue to be duly authorized
to borrow under this Loan Agreement and to perform all
other terms and provisions of the Loan Agreement and the
Loan Documents.
(b)                 Each Guarantor is duly organized and
existing and in good standing in the jurisdiction of its
incorporation or formation, and has the power to own its
properties and to carry on its business as now conducted.
The Guarantors are duly authorized to execute and deliver
the Loan Agreement and the Loan Documents to which they
are a party; all necessary action to authorize the
execution and deliver of the Loan Agreement and the Loan
Documents to which they are a party has been properly
taken and the Guarantors are and will continue to be duly
authorized to guarantee and to perform all other terms
and provisions of this Loan Agreement and the Loan
Documents to which they are a party.
3.2            Compliance with Laws and Other Agreements
..  Each Obligor is in material compliance with
all laws, rules, regulations, judgments, decrees, orders,
agreements and requirements which affect in any material
way such Obligor, its assets or the operation of its
business and has not received, and has no knowledge of,
any order or notice of any governmental investigation or
of any violation or claim of violation of any law,
regulation, judgment, decree, order, agreement, or other
governmental requirement.
3.3            No Conflict; Governmental Approvals
..  The execution, delivery, and performance of
this Agreement and each of the Loan Documents will not i.
conflict with, violate, constitute a default under, or
result in a breach of any provision of any applicable
law, rule, regulation, judgment, decree, order,
instrument or other agreement, or ii. conflict with or
result in a breach of any provision of the articles or
certificate of incorporation or bylaws, or regulations if
the Obligor is a corporation, its partnership agreement
if the Obligor is a partnership, or its other
organizational documents as applicable; or (c) result in
a default or violation of any indenture, mortgage, deed
of trust, franchise, permit, contract, agreement or other
instrument to which it is a party or by which it is
bound.  No authorization, permit, consent or approval of
or other action by, and no filing, registration or
declaration with, any governmental authority or
regulatory body is required to be obtained or made by any
Obligor for the due execution, delivery and performance
of this Agreement or any of the Loan Documents, (other
than filings to perfect the security granted by it)
except such as have been duly obtained or made prior to
the Closing Date and are in full force and effect as of
the Closing Date (copies of which have been delivered to
the Bank on or before the Closing Date).  The
consummation of this Agreement and the other Loan
Documents and the transactions set forth herein will not
result on any such default or violation or Event of
Default.
3.4            Pending Litigation
..  Prior to the date hereof, there are no actions,
suits, proceedings or governmental investigations pending
or, to the actual knowledge of the Obligors, threatened
against the Obligors, which could result in a material
adverse change in its business, assets, operations,
condition (financial or otherwise) or results of
operations and there is no basis known to the Obligors
for any suit, proceeding or investigation which could
result in such a material adverse change.
3.5            Financial Statements
..  The Obligors have delivered or caused to be
delivered to the Bank their most recent Financial
Statements (the "Historical Financial Statements").  The
Historical Financial Statements are true, complete and
accurate in all material respects and fairly present the
financial condition, assets and liabilities, whether
accrued, absolute, contingent or otherwise and the
consolidated results of the Obligors' operations for the
period specified therein.  The Historical Financial
Statements have been prepared in accordance with GAAP
consistently applied from period to period subject in the
case of interim statements to normal year-end adjustments
and to any comments and notes acceptable to the Bank in
its sole discretion.  Further, no information has been
omitted which would make the information previously
furnished misleading or incorrect in any material
respect.
3.6            No Material Adverse Change
..  Since the date of the most recent Historical
Financial Statements, none of the Obligors have suffered
any damage, destruction or loss, and no event or
condition has occurred or exists which has resulted or
could result in a material adverse change in business,
assets, operations, conditions (financial or otherwise),
prospects or results of operation.
3.7            No Indebtedness
..  No Obligor has any Indebtedness other than
Permitted Indebtedness.
3.8            Solvency
..  As of the date hereof and after giving
effect to the transactions contemplated by the Loan
Documents, i. the aggregate value of the Borrower's
assets will exceed its Indebtedness and other liabilities
(including contingent, subordinated, unmatured and
unliquidated liabilities), ii. the Borrower will have
sufficient cash flow to enable it to pay its debts as
they mature, and iii. the Borrower will not have
unreasonably small capital for the business in which it
is engaged as such business is currently conducted and is
proposed to be conducted.
3.9            No Investments
..  No Obligor has any "investment" (as such
term is defined under GAAP), whether by stock purchase,
capital contribution, loan, advance, purchase of property
or otherwise, in any Person, other than as shown in the
most recent Financial Statements.
3.10           Payment of Taxes
..  No Obligor is delinquent in payment of any
income, property or other tax, except for any delinquency
in the payment of a tax which is contested in good faith
by such Obligor and for which appropriate reserves have
been established in accordance with GAAP.  Each Obligor
has timely filed all federal, state and other material
income tax returns and reports required by law to have
been filed by it.
3.11           Assets
..  All properties and assets of each Obligor
are owned by such Obligor free and clear of all
Encumbrances except i. those for taxes or other
government charges either not yet delinquent; ii. those
not arising in connection with Indebtedness that do not
materially impair the use or value of the properties or
assets of such Obligor in the conduct of its businesses;
iii. Encumbrances whose release and termination is
evidenced by such Obligor's delivery to the Bank of
appropriate documents on the Closing Date; iv. the Loan
Documents and Encumbrances otherwise permitted under the
Security Agreement and the Mortgages; and/or v. Permitted
Encumbrances.
3.12           Intellectual Property
..  The Borrower owns or is licensed to use all
patents, patent rights, trademarks, trade names, service
marks, copyrights, intellectual property, technology,
know-how and processes necessary for the conduct of its
business as currently conducted that are material to the
condition (financial or otherwise), business or
operations of the Borrower.
3.13           Guaranties
..  No Obligor is obligated under any Guaranty
except as given in connection with this Term Loan, and
except as noted in Schedule 4 to this Agreement and
disclosed to the Bank.
3.14           Regulatory Matters/Margin Securities
..  No part of the proceeds of the Term Loan
will be used for "purchasing" or "carrying" any "margin
stock" within the respective meaning of each of the
quoted terms under Regulation U of the Board of Governors
of the Federal Reserve System as now and from time-to-
time in effect or for any purpose which violates the
provisions of the regulations of such Board of Governors.
The assets of each Obligor do not include any "margin"
securities within the meanings of Regulation G or U of
the Board of Governors of the Federal Reserve System and
each such Obligor does not have any present intention of
acquiring any margin security.
3.15           ERISA
..  The provisions of each employee benefit plan
as defined in Section 3(3) of ERISA ("Plan") maintained
by any Obligor complies with all applicable requirements
of ERISA and of the Code, and with all applicable rulings
and regulations issued under the provisions of ERISA and
the Code setting forth those requirements.  No reportable
event, as defined in Section 4043 of ERISA, has occurred
or is reasonably expected to occur with respect to any
Plan; no Plan to which Section 4021 of ERISA applies has
been terminated; no Plan has incurred any liability to
PBGC as provided in Section 4062, 4063 and 4064 of ERISA;
no Plan has been involved in any prohibited transaction
within the meaning of Section 406 of ERISA or Section
4975 of the Code; and there are no unfunded liabilities
with respect to any Plan which are not disclosed in the
Financial Statements.
3.16           Valid, Binding and Enforceable Obligations
..  Each of the Obligors, respectively has full
power and authority to enter into the transactions
provided for in this Agreement and each and every of the
other Loan Documents to which it is a party and has been
duly authorized to do so by appropriate action of its
Board of Directors if the Obligor is a corporation, all
its general partners if the Obligor is a partnership or
otherwise as may be required by law, charter, other
organizational documents or agreements, and the Agreement
and the Loan Documents, when executed and delivered by
each of the Obligors respectively, will constitute the
legal, valid, binding and enforceable obligations of the
Obligors in accordance with their terms except as
enforcement of this Agreement and the other Loan
Documents may be limited by bankruptcy, insolvency or
other laws of general application relating to or
affecting the enforcement of creditors' rights and except
as enforcement is subject to general equitable
principles.
3.17           Priority of Liens and Security Interests
..
(a)                 The Mortgage, when properly recorded,
will create a valid first priority mortgage lien on the
real property described therein as collateral for all the
Obligations, subject only to the  Permitted Encumbrances
as may be expressly permitted by the Loan Documents.
(b)                 The Security Agreement, upon the
filing of financing statements in the appropriate
governmental offices, will create valid first priority
perfected security interests in the personal property of
the Borrower described therein as collateral for all of
the Obligations subject only to such Permitted
Encumbrances as may be expressly permitted by the Loan
Documents.
(c)                 The Guarantors' Security Agreements,
upon the filing of financing statements in the
appropriate governmental offices, will create valid first
priority perfected security interests in the personal
property of the Guarantors described therein as
collateral for all of the Obligations subject only to
such Permitted Encumbrances as may be expressly permitted
by the Loan Documents.
(d)                 The Guarantor's Mortgage, when
recorded, will create a valid first priority mortgage
lien on the real property described therein as collateral
for all the Obligations subject only to Encumbrances
permitted under Article IV at Section 4.11 of this
Agreement.
3.18           Environmental Matters
..
(a)                 Each Obligor has performed all of its
obligations under, has obtained all necessary approvals, permits, authorizations and other consents required by, and is not in material violation of, any Environmental
Laws.
(b)                 No Obligor has received any notice,
citation, summons, directive, order or other communication, written or oral, from, and no Obligor has any knowledge of the filing or giving of any such notice, citation, summons, directive, order or other communication by, any governmental or quasi-governmental authority or agency or any other Person concerning the presence, generation, treatment, storage, transportation, transfer, disposal, release or other handling of any Hazardous Materials within, on, from, related to, or affecting any real property owned or occupied by such Obligor.
(c)                 No real property owned or occupied by
such Obligor has ever been used by the Obligor, to generate, treat, store, transport, transfer, dispose of, release or otherwise handle any Hazardous Material in violation of any applicable Environmental Laws.
(d)                 To Obligor's knowledge, there are no
Hazardous Materials within, on or under any real property owned or occupied by any Obligor in violation of any applicable Environmental Laws.
3.19           No Untrue Statements
.. Neither this Agreement, the Loan Documents nor any other document, certificate or statement furnished or to be furnished by any Obligor or by any other party to the Bank in connection herewith contains, or at the time of delivery will contain, any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.
There is no fact known to any of the Obligors which materially adversely affects or might materially adversely affect the business, assets, operations, prospects or condition (financial or otherwise) or results of operation of the Borrower which has not otherwise been fully set forth in the Agreement or the Loan Documents.
                       ARTICLE IV

                  CONDITIONS PRECEDENT
The Bank's obligations hereunder are conditioned upon the satisfaction by the Obligors of the following conditions precedent:
4.1            Delivery of Documents
.. The Obligors shall deliver or cause to be delivered to the Bank at the Closing the following:
(a)                 this Agreement duly executed by the
Borrower and each Obligor;
(b)                 the Note duly executed by the
Borrower;
(c)                 the Guaranty Agreements duly executed
by the Guarantors;
(d)                 the Security Agreement duly executed
by the Borrower, together with such Uniform Commercial
Code financing statements and other documents as the Bank may reasonably require;
(e)                 the Mortgage duly executed by
Borrower and other documents as the Bank may reasonably require;
(f)                 the Mortgage duly executed by
Guarantor and other documents as the Bank may reasonably require;
(g)                 the Security Agreement (Guarantors)
duly executed by the parties named as Grantors therein, together with such Uniform Commercial Code financing statements and other documents as the Bank may reasonably require;
(h)                 the fully executed and delivered non-
compete agreements for a term of at least five years by Gerald Entine and Jack Paster.
(i)                 Equipment appraisal of EMF equipment
dated October 16, 2006, satisfactory to Bank as to value and in all other aspects;
(j)                 any other documents, agreements or
instruments that the Bank may require in connection with the Term Loan in form and substance satisfactory to the Bank, as it deems appropriate in its sole discretion;
(k)                 evidence of the Obligors' compliance
with those covenants regarding insurance as are contained in this Agreement and the other Loan Documents;
(l)
(1)                      If a corporation:  a certificate
of the Secretary or an Assistant Secretary of each of the corporate Obligors dated the Closing Date including i.
resolutions duly adopted by each such Obligor authorizing the transactions under the Loan Documents; ii. a copy of the bylaws of each such Obligor; iii. evidence of the incumbency and signature of the officers executing on its behalf any of the Loan Documents and any other document to be delivered pursuant to any such documents, together with evidence of the incumbency of such Secretary or Assistant Secretary; iv. a copy, certified by the appropriate Secretary of State, as of the most recent date practicable, of each such Obligor's Articles and Certificate of Incorporation, together with the certification of the Secretary or Assistant Secretary of each such Obligor as of the Closing Date that such Articles and Certificate of Incorporation have not been amended since the date of the aforesaid certification by the Secretary of State; and v. certificates of authority or good standing for each such Obligor from its jurisdiction of incorporation and any other jurisdiction where such Obligor is qualified to do business; and
(2)                      If other than a corporation:
certified copies of resolutions of the partners, members or managers of any partnership or limited liability company that execute this Agreement, the Note and the other Loan Documents and all other documents authorizing
(a) the entry into the Term Loan by the Obligor, (b) the execution of the Loan Documents by the Obligors and (c) that the individual signing on behalf of each and every Obligor, respectively, has the appropriate authority legally to sign on behalf of the Obligor and bind said
Obligor. True and correct copies of (i) the formation documents of each and every Obligor and any supplements thereto and (ii) members or partnership agreements with certification as to authenticity and validity of each agreement as of the Closing Date. A certificate of authority or good standing for each Obligor that it is in good standing and active from its jurisdiction of formation and any other jurisdictions where each Obligor is qualified to do business; and
(3)                      If an individual:  an affidavit
stating each individual Obligor is sui juris and of full capacity to make, execute and perform pursuant to the terms and conditions of this Agreement and all of the Loan Documents executed in connection herewith.
(m)                 Policies of title insurance issued by
a title company satisfactory to the Bank insuring the Mortgage, as a valid mortgage lien, subject only to exceptions approved by the Bank; and
(n)                 The opinion of Borrower's counsel
dated as of Closing Date, in form and substance reasonably satisfactory to the Bank and its counsel; and
          5.2  Other Conditions.
(o)                 Pre-funding field audit of Borrower's
accounts receivable and inventory, satisfactory to Bank as to value and in all other aspects, the cost of which is to be paid by Borrower;
(p)                 Pre-funding site visit at RMD by Bank
employee, satisfactory to Bank in all aspects;
(q)                 Satisfactory appraisal of property at
239 Cherry Street, Ithaca, NY;
(r)                 Bank shall have received all fees due
and payable, pursuant to the Loan Documents, including without limitation the fee arising under the Commitment on or prior to the Closing Date, including reimbursement or payment of all reasonable out of pocket expenses required to be reimbursed or paid by Borrower hereunder or under any of the other Loan Documents.
(s)

4.2
                        ARTICLE V

                  AFFIRMATIVE COVENANTS
Each Obligor hereby covenants and agrees that from
the date hereof and until satisfaction in full of the
Obligations, unless the Bank shall otherwise consent in
writing, each such Obligor shall do the following:
5.1            Use of Proceeds
..  Use the proceeds of the borrowings hereunder
only for the purposes specified in Article II of this
Agreement.
5.2            Maintain Books and Records/ Conduct of
Business
..  Keep and maintain complete and accurate
books and records of its assets, liabilities and
operations consistent with sound business practices in
accordance with GAAP, and conduct its business only in
the ordinary course.
5.3            Financial Information
..  Provide to the Bank the following financial
information and other financial reporting at such times
as are specified herein:
(a)                 Annual Financial Statements of the
Obligors on a consolidated basis shall be provided to the
Bank within 120 days of the Obligors' fiscal year-end;
(b)                 Tax Returns of the Obligors on a
consolidated basis within 10 days of filing;
(c)                 Monthly aged accounts receivable
statements of the Obligors, shall be provided to the Bank
within 10 days of each month's end; and
(d)                 such other financial information, in
form acceptable to the Bank, for the immediately
preceding fiscal year and such other information
respecting the operations, financial or otherwise, of the
Borrower and Guarantor, as the Bank may from time to time
reasonably request.
(e)                 In the event the Borrower or
Guarantor fails to comply with this provision, the Bank,
at its sole option and discretion, shall have the right
to increase the interest rate of the Loan by one-half of
one percent (1/2%) for each quarter that the condition is
not met.  Such increased interest rate shall continue
until the Borrower and/or Guarantor has complied with the
financial reporting provisions set forth herein.  The
Borrower will not be held responsible for delays in
complying with the requirements of this paragraph if such
delays are beyond the control of the Borrower or
Guarantor, and a good faith effort has been demonstrated
to comply with this Section 6.3.
5.4            Inspection
..  Make available upon no less than 2 business
days' prior written notice and during normal business
hours for inspection by the Bank or its designated
representatives any of its books and records when
reasonably requested by the Bank to do so, and furnish
the Bank any information reasonably requested regarding
its operations, business affairs and financial condition
within a reasonable time after the Bank gives notice of
its request therefor.  In particular, and without
limiting the foregoing, each Obligor shall permit, upon
no less than 2 business days' prior written notice and
during normal business hours, representatives of the Bank
to make such periodic inspections of each such Obligor's
books, records and assets as such representatives deem
necessary and proper.
5.5            Insurance
..  Carry at all times with financially sound
and reputable insurers: i. all workers' compensation or
similar insurance as may be required under the laws of
any applicable jurisdiction; ii. public liability
insurance against claims for personal injury, death or
property damage suffered upon, in or about any premises
occupied by it or occurring as a result of the ownership,
maintenance or operation by it of any automobile, truck
or other vehicle or as a result of the use of products
manufactured, constructed or sold by it, or services
rendered by it; iii. business interruption insurance
covering risk of loss as a result of the cessation for
all or any part of one year of any substantial part of
the business conducted by it; iv. hazard insurance
against such other hazards as are usually insured against
by business entities of established reputation engaged in
like businesses and similarly situated, including,
without limitation, fire (flood, if applicable) and
extended coverage; and v. such other insurance as the
Bank may from time to time reasonably require, including
but not limited to products liability insurance, and pay
all premiums on the policies for all such insurance when
and as they become due and take all other actions
necessary to maintain such policies in full force and
effect at all times.  The insurance specified in
Subsections (b), (c) and (d) shall be maintained in such
amounts (and with co-insurance and deductibles) as such
insurance is usually carried by business entities of
established reputation engaged in the same or similar
business and similarly situated.  Each Obligor shall from
time to time, upon request by the Bank, promptly furnish
or cause to be furnished to the Bank evidence, in form
and substance satisfactory to the Bank, of the
maintenance of all insurance required to be maintained
hereby, including, without limitation, such originals or
copies as the Bank may request of policies, certificates
of insurance, riders and endorsements relating to such
insurance and proof of premium payments.  Each Obligor
shall cause each hazard insurance policy to provide, and
the insurer issuing each such policy to certify to the
Bank, that vi. if such insurance be proposed to be
cancelled or materially changed for any reason
whatsoever, such insurer will promptly notify the Bank
and such cancellation or change shall not be effective
for thirty (30) days after receipt by the Bank of such
notice, unless the effect of such change is to extend or
increase coverage under the policy; vii. the Bank shall
be named as lender loss payee with respect to personal
property and mortgagee with respect to real property
containing a standard mortgagee clause for loss in favor
of the Bank; and viii. the Bank will have the right but
not the obligation, at its election, to remedy any
default in the payment of premiums within thirty (30)
days of notice from the insurer of such default.  The
foregoing covenants regarding insurance are in addition
to, and not intended to supersede, those covenants
regarding insurance set forth in the Security Agreement.
In the event and to the extent of any conflict between
the provisions of this Agreement and the provisions of
the Security Agreement regarding the insuring of
collateral, the provisions of the Security Agreement with
respect thereto shall govern.
5.6            Maintain Property
..  Maintain its equipment, real property and
other material properties in good condition and repair
(normal wear and tear excepted) and pay and discharge the
cost of repairs thereto or maintenance thereof.
5.7            Taxes
..  Pay all taxes, assessments, charges and
levies imposed upon such Obligor or on any of its
property, or which it is required to withhold and pay
over, and provide evidence of payment thereto to the Bank
if the Bank so requests, except where contested in good
faith by lawful and appropriate proceedings and where
adequate reserves therefor have been set aside on its
books; provided, however, that such Obligor shall pay all
such taxes, assessments, charges and levies forthwith
whenever foreclosure on any lien which attaches or
security therefor appears imminent.
5.8            Perform Obligations
..  Pay all rent or other sums required by every
lease to which each such Obligor is a party as the same
becomes due and payable, perform all of its obligations
as tenant or lessee thereunder except where contested in
good faith by lawful and appropriate proceedings and
where adequate reserves therefor have been set aside; and
keep all such leases at all times in full force and
effect during the terms thereof.
5.9            Corporate Existence; Certain Rights; Laws
..  Do all things necessary to preserve and keep
in full force and effect in each jurisdiction in which
each Obligor conducts business the business existence,
licenses, permits, rights, patents, trademarks, trade
names and franchises of such Obligor and comply in all
material respects with all present and future laws,
ordinances, rules, regulations judgments, orders and
decrees which affect in any material way such Obligor,
its assets or the operation of its business.
5.10           Notice of Litigation, Other Proceedings
And Certain Events
..  Give prompt written notice to the Bank of i.
the existence of any dispute involving more than $10,000,
ii. the institution of any litigation, administrative
proceeding or governmental investigation involving any
Obligor, iii. the entry of any judgment, decree or order
against or involving any Obligor or (d) any event any of
which might in the aggregate materially and adversely
affect the operation, condition (financial or otherwise)
property, prospects or business of any Obligor or affect
the enforceability of this Agreement or any of the other
Loan Documents.
5.11           Pay Indebtedness
..  Pay or cause to be paid when due (or within
applicable grace periods) all indebtedness of each such
Obligor.
5.12           Notice of Defaults
..  Give prompt written notice to the Bank if
such Obligor becomes aware of the occurrence of any Event
of Default, or of any fact, condition or event which with
the giving of notice or lapse of time, or both, could
reasonably be expected to result in an Event of Default,
or of the failure of any Obligor to observe or perform
any of the conditions or covenants to be observed or
performed by it under this Agreement or any of the other
Loan Documents.
5.13           ERISA
..  Maintain each Plan in compliance with all
applicable requirements of ERISA and of the Code and with
all applicable rulings and regulations issued under the
provisions of ERISA and of the Code.  As promptly as
practicable (but in any event not later than ten (10)
days) after any Obligor receives from the Pension
Benefits Guaranty Corporation (PBGC) a notice of intent
to terminate any Plan or to appoint a trustee to
administer any Plan, after such Obligor has notified the
PBGC that any reportable event, as defined in Section
4043 of ERISA, with respect to any Plan has occurred, or
after such Obligor has provided a notice of intent to
terminate to each affected party, as defined for purposes
of Section 4041(a)(2) of ERISA, with respect to any Plan,
a certificate of the chief executive officer of such
Obligor shall be furnished to the Bank setting forth the
details with respect to the events resulting in such
reportable event, as the case may be, and the action
which such Obligor proposes to take with respect thereto,
together with a copy of the notice of intent to terminate
or to appoint a trustee from the PBGC, of the notice of
such reportable event or of such Obligor's notice of
intent to terminate, as the case may be.
5.14           Bank as Primary Depository
..  Use the Bank as its primary depository
institution unless otherwise agreed in writing by the
Bank; and notify the Bank, in writing and on a continuing
basis, of all deposit accounts and certificates of
deposit (including the numbers thereof) maintained with
or purchased from other banks and other financial
institutions.  The Borrower will maintain with the Bank
throughout the term of the Loan a commercial operating
account from which all costs of the Project will be paid.
THE BORROWER HEREBY AUTHORIZES THE BANK TO i. MAKE
DISBURSEMENTS OF LOAN PROCEEDS BY THE BANK'S CREDITING OF
SUCH DISBURSEMENTS DIRECTLY INTO SUCH ACCOUNT AND ii. AT
THE BANK'S OPTION, TO DIRECT THE ACCOUNT TO PAY ANY
INTEREST UPON THE NOTE WHEN THE SAME SHALL BE DUE, AND
ALL OTHER COSTS AND EXPENSES WHICH ARE REIMBURSABLE
HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, AND THE
BORROWER AGREES THAT SUCH DISBURSEMENTS SHALL CONSTITUTE
AN ADVANCE UNDER THE NOTE.  The Borrower agrees to pay
all normal and customary charges of the Bank for
maintaining such account.
5.15           Compliance With Environmental Laws
..  Comply fully with all Environmental Laws
where a failure to do so would result in a material
adverse change and not use any property which it owns or
occupies to generate, treat, store, transport, transfer,
dispose of, release or otherwise handle any Hazardous
Material, except in such compliance with all
Environmental Laws.
5.16           Security for Obligations.
As security for the prompt payment,
performance, satisfaction and discharge when due of all
the Obligations, the Obligors shall each execute and
deliver or shall cause to be executed and delivered to
the Bank, concurrently with the execution of this Loan
Agreement, the Security Agreement, the Mortgage, the
Guaranty, and such other documents that the Bank shall
require.
5.17           Further Actions
..  Cooperate and join with the Bank, at such
Obligor's own expense, in taking all such further actions
as the Bank, in its sole judgment, shall deem necessary
to effectuate the provisions of the Loan Documents and to
perfect or continue the perfected status of all
Encumbrances granted to the Bank pursuant to the Loan
Documents, including, without limitation, the execution,
delivery and filing of financing statements, amendments
thereto and continuation statements, the delivery of
chattel paper, documents or instruments to the Bank, and
the notation of Encumbrances in favor of the Bank on
certificates of title.
5.18           Indemnification
..
(a)                 The Obligors, jointly and severally,
shall indemnify, defend and hold harmless the Bank and
its Related Parties with respect to any and all claims,
expenses, demands, losses, costs, fines or liabilities of
any kind, including reasonable attorneys' fees and costs,
arising from or in any way related to i. acts or conduct
of any Obligor under, pursuant to or related to this
Agreement and the other Loan Documents, ii. any Obligor's
breach or violation of any representation, warranty,
covenant or undertaking contained in this Agreement or
the other Loan Documents, and iii. any Obligor's failure
to comply with any or all applicable laws, statutes,
ordinances, governmental rules, regulations or standards,
whether federal, state, or local, or court or
administrative orders or decrees, including without
limitation those resulting from any Hazardous Materials
within, on, from, related to or affecting any real
property owned or occupied by any Obligor, unless
resulting from the acts or conduct of the Bank
constituting gross negligence or willful misconduct.
(b)                 If, after receipt of any payment of
all or any part of the Obligations, the Bank is compelled
to surrender such payment to any Person or entity for any
reason (including, without limitation, a determination
that such payment is void or voidable as a preference or
fraudulent conveyance, an impermissible setoff, or a
diversion of trust funds), then this Agreement and the
other Loan Documents shall continue in full force and
effect, and the Obligors shall be jointly and severally
liable for, and shall indemnify, defend and hold harmless
the Bank with respect to the full amount so surrendered.
(c)                 The provisions of this section shall
survive the termination of this Agreement and the other
Loan Documents and shall be and remain effective
notwithstanding the payment of the Obligations, the
cancellation of any of the Notes, the release of any
Encumbrance securing the Obligations or any other action
which the Bank may have taken in reliance upon its
receipt of such payment.  Any cancellation of any of the
Note, release of any Encumbrance or other such action
shall be deemed to have been conditioned upon any payment
of the Obligations having become final and irrevocable.
     6.19 Inventory Audits and Controls.   RMD
     Instruments Corp. shall perform the following in
     connection with their inventory:
(a)  By Closing, secure the parts storage
area and designate personnel who are authorized to remove
stock and are responsible to make the appropriate
inventory entries.
(b)  By September 15, 2008 for the current
year, and within 45 days of the end of each Obligors'
fiscal year for subsequent years, provide a detailed
report to Bank of a complete (100%) physical inventory.
The perpetual inventory will be used for the balance
sheet inventory.
(c)  By September 15, 2008 for the current
year, and within 45 days of the end of each Obligors'
fiscal year for subsequent years, provide a detailed
report to Bank of slow-moving and obsolete inventory and
the amount of any reserve set up.
(d)  By the end of the next fiscal year
quarter, and each quarter thereafter, complete a physical
inventory on high value items until inventory accuracy is
acceptable to Obligors and Bank, and provide a report to
Bank within 30 days.
(e)  Starting in August of 2008, establish
a monthly cycle count program, with reports to Bank.
                         6.20    Financial Covenants.
(a)  Debt-Service Coverage Ratio.  At all
times, Borrower shall maintain a Debt-Service Coverage
Ratio (DSCR) of at minimum 1.20 to 1.0, measured annually
at the end of each fiscal year of Borrower starting with
the fiscal year ending in 2009.  Debt-Service Coverage
Ratio is defined as Borrower's net income plus interest
expense plus depreciation plus amortization [less
Distributions] divided by the current maturities of all
long term debt and current maturities of capital leases
plus interest expense, with all terms defined under
Generally Accepted Accounting Principles ("GAAP").
(b)  Earnings Recapture.   Bank shall
apply an Earnings Recapture pursuant to which principal shall be prepaid in full or in part by the Borrower in the amount of twenty percent (20%) of Net Income ("Net
Income" is defined as earnings after taxes) made by the Borrower as stated in its fiscal year-end financial statements. The recapture shall be capped at $300,000 for the fiscal year ending in 2009 and at $500,000 for the fiscal year ending in 2010, after which this recapture provision shall expire.

          6.21 Covenant Compliance Certificate. Within forty-five days of the end of Borrower's fiscal year, Borrower shall prepare and send to Bank, signed by the President, a completed Covenant Compliance Certificate.
                       ARTICLE VI

                   NEGATIVE COVENANTS
Each Obligor hereby covenants and agrees that from
the Closing Date until satisfaction in full of the
Obligations, it will not do any one or more of the
following without first obtaining the written consent of
the Bank, which shall not be unreasonably withheld,
conditioned or delayed:
6.1            Fundamental Corporate Changes
..  Change its name, enter into or effect any
merger, consolidation, share exchange, division,
conversion, reclassification, recapitalization,
reorganization or other transaction of like effect,
change its legal structure or state of incorporation, or
dissolve.
6.2            Dispose of Assets
..  Sell, transfer, lease or otherwise dispose
of all or (except in the ordinary course of business) any
material part of its assets or any significant product
line or process, or permit any Subsidiary to do so.
6.3            Indebtedness
..  Incur, create, assume or have any Indebtedness
except:
(a)                 the Loan;
(b)                 open account trade debt incurred in
the ordinary course of business and not past due; and
(c)                 Permitted Indebtedness.
6.4            Encumbrances
..  Create or allow any Encumbrances to be on or
otherwise affect any of its property or assets except:
(a)                 Encumbrances in favor of the Bank;
(b)                 Encumbrances for taxes, assessments
and other governmental charges incurred in the ordinary
course of business which are not yet due and payable;
(c)                 Pledges or deposits made in the
ordinary course of business to secure payment of workers'
compensation or to participate in any fund in connection
with workers' compensation, unemployment insurance or
social security obligations;
(d)                 Good faith pledges or deposits made
in the ordinary course of business to secure performance
of tenders, contracts (other than for the repayment of
Indebtedness) or leases or to secure statutory
obligations or surety, appeal, indemnity, performance or
other similar bonds required in the ordinary course of
business;
(e)                 Liens of mechanics, materialmen,
warehousemen, carriers or other similar liens, securing
obligations incurred in the ordinary course of business
that are not yet due and payable; or
(f)                 Permitted Encumbrances securing
Indebtedness permitted under this Loan Agreement.
6.5            Guaranties
..  Other than Permitted Indebtedness, directly
or indirectly make, incur and/or assume any guaranty
liability and/or surety liability.
6.6            Sales and Lease Backs
..  Sell, transfer or otherwise dispose of any
property, real or personal, now owned or hereafter
acquired, with the intention of directly or indirectly
taking back a lease on such property.
6.7            Change in Business
..  Discontinue any substantial part, or change
the nature of, the business of any Obligor, or enter into
any new business unrelated to the business conducted as
of the date hereof by any Obligor.
6.8            ERISA
..
(a)                 Terminate any Plan maintained by any
Obligor to which Section 4021 of ERISA applies;
(b)                 Underfund (as required by law or
regulation, from time to time) the benefits guaranteed under Title IV of ERISA; or
(c)                 Incur a withdrawal liability within
the meaning of Section 4201 of ERISA.
6.9            Margin Securities
.. i. Use any of the proceeds of the Term Loan, directly or indirectly, for the purposes of purchasing or carrying any "margin security" within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve
System (12 C.F.R. 207, 221), ii. use any of the proceeds of the Term Loan, directly or indirectly, for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve any Obligor in a violation of Regulation X of such Board (12 C.F.R. 224), or iii. take or permit to be taken any other action which would result in the Term Loan or the consummation of any of the other transactions contemplated hereby being violative of such regulations or any other regulation of such Board.
                       ARTICLE VII

                    EVENTS OF DEFAULT
An event of default ("Event of Default") under this
Agreement shall be deemed to exist if any one or more of
the following events occurs whatever the reason therefor:
7.1            Failure to Pay
..  Any Obligor fails to pay any amount of
principal, interest, fees or other sums as and when such
payment is due under this Agreement or any of the Loan
Documents, or any other Obligations, whether upon stated
maturity, acceleration, or otherwise.
7.2            Breach of Covenants or Conditions
..  Any Obligor fails to perform or observe any
other term, covenant, agreement or condition in this Loan
Agreement or any of the other Loan Documents or any other
agreement with the Bank or is in violation of or non-
compliant with any provision of this Loan Agreement or
any of the Loan Documents or any other agreement with the
Bank and has not remedied and fully cured such non-
performance, non-observance, violation of or non-
compliance within 30 calendar days after the Bank has
given written notice thereof to such Obligor; provided,
however, that during such 30 calendar day period the
Bank's obligations to make further loans or advances to
the Borrower shall be suspended.
7.3            Defaults in Other Agreements
..  Any Obligor fails to perform or observe any
term, covenant, agreement or condition contained in, or
there shall occur any default under or as defined in, any
other agreement applicable to such Obligor relating to
Indebtedness which shall not be remedied within the
period of time (if any) within which such other agreement
permits such default to be remedied, unless such default
is waived by the other party thereto or excused as a
matter of law.  Notwithstanding anything to the contrary
in this Section 8.3, if an Obligor provides written
notice to the Bank that it is contesting any obligation
described in this Section 8.3 in good faith, the Obligor
shall not be in default pursuant to this Section 8.3, so
long as the Obligor is not in violation of any of the
other terms or conditions of any of the Loan Documents.
7.4            Agreements Invalid
..  The validity, binding nature of, or
enforceability of any material term or provision of any
of the Loan Documents is disputed by, on behalf of, or in
the right or name of the Borrower or any other Obligor or
any material term or provision of any such Loan Document
is found or declared to be invalid, avoidable, or non-
enforceable by any court of competent jurisdiction.
7.5            False Warranties; Breach of
Representations
..  Any warranty or representation made by any
Obligor in this Agreement or any other Loan Document or
in any certificate or other writing delivered under or
pursuant to this Agreement or any other Loan Document, or
in connection with any provision of this Agreement or
related to the transactions contemplated hereby shall
prove to have been false or incorrect or breached in any
material respect on the date as of which made.
7.6            Judgments
..  A final judgment or judgments is entered, or
an order or orders of any judicial authority or
governmental entity is issued against any Obligor (such
judgment(s) and order(s) hereinafter collectively
referred to as "Judgment") i. for payment of money; or
ii. for injunctive or declaratory relief which, in either
case, would have a material adverse effect on the ability
of any Obligor to conduct its business, and such Judgment
is not discharged or execution thereon or enforcement
thereof stayed pending appeal, within thirty (30) days
after entry or issuance thereof, or, in the event of such
a stay, such Judgment is not discharged within thirty
(30) days after such stay expires.
7.7            Bankruptcy or Insolvency
..
(a)                 Any Obligor becomes insolvent, or
generally fails to pay, or is generally unable to pay, or admits in writing its inability to pay, its debts as they become due or applies for, consents to, or acquiesces in, the appointment of a trustee, receiver or other custodian for the Borrower or any other Obligor, as the case may be, or a substantial part of its property, or makes a general assignment for the benefit of creditors.
(b)                 Any Obligor commences any bankruptcy,
reorganization, debt arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding.
(c)                 Any bankruptcy, reorganization, debt
arrangement, or other case or proceeding under any state or federal bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of any Obligor, or an order for relief is entered in any such proceeding.
(d)                 A trustee, receiver, or other
custodian is appointed for any Obligor or a substantial part of such Person's property.
                      ARTICLE VIII

                        REMEDIES
8.1            Further Advances; Acceleration; Setoff
..
(a)                 Upon the occurrence of any one or
more Events of Default, the Bank shall have no obligation to make any further advances or loans to the Borrower.
(b)                 Automatically upon the occurrence of
any Event of Default described in Article VIII of this Agreement, and in the sole discretion of the Bank upon the occurrence of any other Event of Default, the unpaid principal balance of the Term Loan, all interest and fees accrued and unpaid thereon, and all other amounts and Obligations payable by the Borrower under this Agreement and the other Loan Documents shall immediately become due and payable in full, all without protest, presentment, demand, or further notice of any kind to the Borrower, all of which are expressly waived by the Borrower and each Obligor.
(c)                 If any of the Obligations shall be
due and payable or any one or more Events of Default shall have occurred, the Bank shall have the immediate right, in addition to all other rights and remedies available to it, without notice to the Borrower or any Obligor, to apply toward and set-off against and apply to the then unpaid balance of the Notes and the other
Obligations any items or funds held by the Bank, any and all deposits (whether general or special, time or demand, matured or unmatured, fixed or contingent, liquidated or unliquidated) now or hereafter maintained by any of the Obligors for its own account with the Bank, and any other
Indebtedness at any time held or owing by the Bank to or for the credit or the account of the Obligors. For such purpose the Bank shall have, and the Obligors hereby grant to the Bank, a first lien on all such deposits.
The Bank is hereby authorized to charge any such account or Indebtedness for any amounts due to the Bank. Such right of set-off shall exist whether or not the Bank shall have made any demand under this Agreement, the Notes or any other Loan Document and whether or not the Notes and the other Obligations are matured or unmatured.
The Obligors hereby confirm the Bank's lien on such accounts and right of set-off, and nothing in this Agreement shall be deemed to waive or prohibit such lien and right of set-off.
8.2            Further Exercise of Remedies
..  Upon the occurrence of any one or more
Events of Default, the Bank may proceed to protect and enforce its rights under this Agreement and the other
Loan Documents by exercising such remedies as are available to the Bank in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any provision contained in this Agreement or any of the other Loan
Documents or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.
8.3            Remedies Cumulative; No Waiver
.. The rights, powers and remedies of the Bank provided in this Agreement and the other Loan Documents are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of the Bank in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.
                       ARTICLE IX

                      MISCELLANEOUS
9.1            Notices
.. Every notice and communication under this Agreement or any of the other Loan Documents shall be in writing and shall be given by either i. hand-delivery,
ii. first class mail (postage prepaid), iii. reliable overnight commercial courier (charges prepaid), or iv.
telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (a), (b) and (c) of this sentence, to the following addresses:
          If to the Borrower:

          Craig Dunham
          Dynasil Corporation of America
          385 Cooper Road
          West Berlin, NJ 08091
          Facsimile No.: 856.767.6813

          If to any Guarantor:

          385 Cooper Road
          West Berlin, New Jersey 08091
          Attention:  Craig Dunham
          Facsimile No.: 856.767.6813

          With a copy to:

          Bond, Schoeneck & King, PLLC
          One Lincoln Center
          Syracuse, New York 13202
          Attention:  J.P. Paraschos
          Facsimile No.: 315.218.8297


          If to the Bank:

          Susquehanna Bank DV
          Two Aquarium Drive
          Camden, NJ 08103
          Attention: David Slobotkin, A.V.P.
          Facsimile No.: (856) 756-7825

          With a copy to:

          Peter S. Bejsiuk, Esq.
          Capehart Scatchard
          8000 Midlantic Dr., Suite 300S
          Mount Laurel, NJ 08054
          Facsimile No.: 856-235-2786
Notice by hand delivery shall be deemed to have been
given and received upon delivery.  Notice by mail shall
be deemed to have been given and received three (3)
calendar days after the date first deposited in the
United States Mail.  Notice by overnight courier shall be
deemed to have been given and received on the date
scheduled for delivery.  Notice given by telecopy or
other means of electronic transmission shall be deemed to
have been given and received when sent.  A party may
change its address by giving written notice to the other
party as specified herein.
9.2            Costs, Expenses and Attorneys' Fees
..
(a)                 Whether or not the transactions
contemplated by this Agreement and the other Loan
Documents are fully consummated, the Obligors shall promptly pay (or reimburse, as the Bank may elect) all costs and expenses which the Bank has incurred or may hereafter incur in connection with the negotiation, preparation, reproduction, interpretation and enforcement of this Agreement, the Note and the other Loan Documents, the collection of all amounts due hereunder and thereunder, and any amendment, modification, consent or waiver which may be hereafter requested by any Obligor or otherwise required. Such costs and expenses shall include, without limitation, the fees and disbursements of counsel to the Bank, the costs of appraisal fees, searches of public records, costs of filing and recording documents with public offices, and similar costs and expenses incurred by the Bank.
(b)                 Further, the Obligors agree to pay
and shall promptly pay (or reimburse, as the Bank may elect) the amount of any and all costs and expenses, including but not limited to, the legal fees of the Bank's outside counsel and any other professionals the Bank may employ in connection with any waivers, amendments, extensions, enforcements or collection efforts of this Term Loan Agreement, Note and/or Loan
Documents;
(c)                 The Obligors' reimbursement
obligations under this Section shall survive any termination of this Agreement.
9.3            Survival of Covenants, Representations and
Warranties
.. This Agreement and the other Loan Documents and all covenants, agreements, representations and warranties made herein and therein and in any certificates delivered pursuant hereto and thereto shall survive the making of the Term Loan and the execution and delivery of the Note and, subject to the provisions of this Agreement, shall continue in full force and effect until all of the Obligations have been fully paid, performed, satisfied and discharged.
9.4            Counterparts; Effectiveness
..  This Agreement and all of the other Loan
Documents may be executed in any number of counterparts and by the different parties on separate counterparts.
Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. This Agreement may be executed by exchange of facsimile signatures, which shall be deemed original signatures for purposes of this Agreement or otherwise. This Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto.
9.5            Payment Due On A Day Other Than A Business
Day
.. If any payment due or action to be taken under this Agreement or any Loan Document falls due or is required to be taken on a day which is not a Business
Day, such payment or action shall be made or taken on the next succeeding Business Day and such extended time shall be included in the computation of interest.
9.6            Governing Law
.. This Agreement shall be governed by and be construed and enforced in accordance with the internal laws of the State of New Jersey without regard to conflicts of law principles thereof.
9.7            Integration and Modification
.. This Agreement and the other Loan Documents constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof. No modification or waiver of any terms of this Agreement will be valid and binding unless agreed to in writing by the Bank.
9.8            Waiver
.. Bank's waiver of any breach or failure to enforce any of the terms and conditions of this Term Loan
Agreement at any time, shall not in any way affect, limit or waive Bank's right thereafter to enforce and compel strict compliance with every term and condition of the Term Loan Agreement.
9.9            Successors and Assigns
.. This Agreement i. shall be binding upon each Obligor and the Bank and their respective permitted successors and assigns, and ii. shall inure to the benefit of the Obligors and the Bank and its respective permitted successors and assigns, provided, however, that no Obligor may assign its rights hereunder or any interest herein without the prior written consent of the Bank, and any such assignment or attempted assignment by any Obligor shall be void and of no effect with respect to the Bank. The Bank may assign this Agreement in whole or in part.
9.10           Assignments and Participations
.. At any time, without notice to the Obligors, the Bank may sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of all or any part of the Bank's interest in the Term Loan. The
Obligors hereby authorize the Bank to provide without any notice to the Obligors, any information concerning the Obligors, including information pertaining to the Obligors' financial condition, business operations or general creditworthiness, to any person or entity which may succeed to or participate in all or any part of the Bank's interest in the Term Loan.
9.11           Severability
.. Any provision in this Agreement that is held to be inoperative, unenforceable, voidable, or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable.
9.12           Consent to Jurisdiction
.. The Bank and its Related Parties, as well as each and every Obligor irrevocably appoints each and every officer, member or partner of such Obligor as applicable as its attorneys upon whom may be served, by regular or certified mail at the address set forth in
Article X hereof, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Agreement or any of the other Loan
Documents; and each hereby i. consents that any action or proceeding against it be commenced and maintained in any court within the State of New Jersey or in the United
States District Court for the District of New Jersey by service of process on any such officer; ii. agrees that the courts of the State of New Jersey and the United
States District Court for the District of New Jersey shall have jurisdiction with respect to the subject matter hereof and the person of any Obligor and the Collateral; and iii. waives any objection that each and every Obligor may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.
Notwithstanding the foregoing, the Bank, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which such Obligor may be found or in which any of its properties or the collateral may be located.
9.13           Waiver of Jury Trial
.. Each and every party to this Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Agreement or any of the other Loan
Documents or the dealings of the parties with respect hereto, or thereto, shall be tried only by a court and not by a jury. EACH AND EVERY PARTY HEREBY KNOWINGLY,
EXPRESSLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT
TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR
PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. EACH OBLIGOR ACKNOWLEDGES
AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL
ASPECT OF THIS AGREEMENT AND THAT THE BANK WOULD NOT
EXTEND CREDIT TO THE BORROWER IF THE WAIVERS SET FORTH IN
THIS SECTION WERE NOT A PART OF THIS AGREEMENT.
9.14           Interpretation
.. In this Agreement, unless the parties hereto otherwise agree in writing, the singular includes the plural and the plural, the singular, references to statutes are to be construed as including all statutory provisions consolidating , amending or replacing the statute referred to, the word "or" shall be deemed to include "and/or", the words "including," "includes" and "include" shall be deemed to be followed by the words
"without limitation"; and references to sections, schedules or exhibits are to those of this Agreement unless otherwise indicated. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Term Loan
Agreement for any other purpose.
      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EACH AND EVERY OBLIGOR ACKNOWLEDGES THAT THEY HAVE
READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT
INCLUDING WITHOUT LIMITATION THE WAIVER OF JURY TRIAL
CLAUSE AND HAVE BEEN ADVISED BY COUNSEL AS NECESSARY AND
APPROPRIATE.
IN WITNESS WHEREOF, the undersigned hereto, intending to create an instrument under seal, have duly executed this Agreement the day and year aforesaid and have affixed their respective seals or have adopted as their own the seals typed next to their respective signatures with the intent to be legally bound hereby as of the day and year first above written.

                              BANK:

                              SUSQUEHANNA BANK DV


                              (SEAL)
                              By: David Slobotkin, Assistant Vice
                              President


Attest:                            BORROWER:

                              DYNASIL CORPORATION OF AMERICA,
                              A DE corporation


                             (SEAL)   _______
(SEAL)
Patricia Johnson, Secretary          Craig Dunham, President


                         GUARANTORS:
Attest/Witness
                              EVAPORATED METAL FILMS
                              CORP.,
                              a NY corporation

                     (SEAL)   _______
                     (SEAL)
Patricia Johnson, Secretary
     Craig Dunham, President
                              OPTOMETRICS CORPORATION
                              a DE corporation


                             (SEAL)   _______
(SEAL)
Patricia Johnson, Secretary          Craig Dunham, President



                              RMD INSTRUMENTS CORP.,
                              a DE corporation

                             (SEAL)   _______
(SEAL)
Patricia Johnson, Secretary          Craig Dunham, President



                         RMD ACQUISITION SUB, INC.,
                                             a DE
                         corporation

                             (SEAL)   _______
(SEAL)
Patricia Johnson, Secretary          Craig Dunham, President


                 SCHEDULES AND EXHIBITS

SCHEDULES

1  Permitted Indebtedness
   2    Pending And Threatened Litigation
   3    Permitted Encumbrances
   4    Guaranty Obligations

EXHIBITS
A.   Covenant Compliance Certificate
            Schedule 1 To Term Loan Agreement
                "Permitted Indebtedness"
1.   First Mortgage on 239 Cherry Street, Ithaca, NY
2. Intercompany indebtedness relating to "CORE" expenses
3. Agreement between the Dynasil and the RMD parties that the sellers are allowed to remove retained earnings.
This is being done through a valuation at closing, trued up 75 days out, during which time receivables and proceeds from seller investment accounts are being administered (essentially held in trust) by the Dynasil acquisition entity. Bank waives its security interest in these funds. Until the true-up, the Dynasil entity can use as much as $500,000 of these funds for operating capital.

4. Corporate credit cards






            Schedule 2 To Term Loan Agreement


            Pending And Threatened Litigation

 1) Workers' Comp trust case as disclosed in the Other
Comments in our quarterly SEC filing dated 5-15-08.
 On or about May 6, 2008, EMF received a copy of Summons with Notice (the "Summons") filed on January 18, 2008 in the Supreme Court of the State of New York, County of Albany, by the New York State Attorney General on behalf of the State of New York Workers' Compensation Board, as plaintiff. The Summons requires EMF, which is one of a large number of defendants, to appear in the action commenced by the plaintiff alleging its entitlement to recover previously billed and unpaid assessments aggregating approximately $1 million and other, but as yet undetermined, assessments which could aggregate to more than $25 million from the defendants based upon their participation on a joint and several liability basis in a Manufacturing Self Insurance Trust that closed on or about August 31, 2007. EMF has engaged counsel to appear for it in this action. Although the action is in an early state, EMF believes that its ultimate liability, if any, in this matter will not have a material adverse effect on its financial condition.
2) Notified of a potential claim for a large waste disposal site which has contamination issues where EMF has sent a small amount in the past


            Schedule 3 To Term Loan Agreement

                 Permitted Encumbrances




1.   First Lien of Tompkins County Trust on EMF Property
2. Dynasil's obligations under the RMD acquisition agreements to repurchase up to one million shares of its common stock, at $2.00 per share, for the period from July 1, 2010 until June 30, 2012, or to issue a promissory note in lieu of such repurchase until such repurchase is consummated.

3. Encumbrances relating to purchase money security interests that arise in connection with the acquisition of inventory items in the ordinary course of business

4. Encumbrances arising in connection with the conversion or redemption of securities issued by Dynasil

5.   Encumbrances relating to intercompany indebtedness for "CORE" expenses



           Schedule 4 To Term Loan Agreement

                  Guaranty Obligations

1. Dynasil Corporation of America guaranty to Tompkins Trust Co. of indebtedness of Evaporated Metal Films Corporation



                        EXHIBIT A

             COVENANT COMPLIANCE CERTIFICATE


                [Letterhead of Borrower]

[Dated]

Susquehanna Bank DV
Two Aquarium Drive
Camden, NJ 08103
Attention: David Slobotkin, A.V.P.

Dear Mr. Slobotkin:

        This Compliance Certificate ("Compliance Certificate") is executed and delivered to Susquehanna Bank DV (the "Bank") pursuant to the Loan Agreement, dated as of July 1, 2008 (the
"Loan Agreement") by and between Dynasil Corporation of America (the "Borrower") and the Bank. All terms not defined herein but used as defined terms herein shall have the meaning ascribed to them in the Loan Agreement. This Compliance Certificate covers the Borrower's financial statements, a copy of which is attached hereto, for the period ending _____________
(the "Financial Statements"). We hereby certify that the Financial Statements have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower, as at the close of business on ________________, and the results of operations for the period then ended.

     The attachments hereto set forth calculations made to demonstrate compliance with the provisions of the Loan
Agreement, as of the end of the fiscal period set forth in paragraph
1 hereof.

     The undersigned has reviewed the terms of the Loan Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default.

     As of the date hereof, to the best of the undersigned's knowledge, information and belief, i. the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects, ii. the Borrower is in full compliance with all covenants contained in the Loan Agreement, and iii. no event has occurred and is continuing which constitutes an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute such an Event of Default.
     This Compliance Certificate is executed on
__________________, 20      by the Borrower.  The undersigned
hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best of the undersigned, true and correct.

                                   Sincerely,